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                                                                   EXHIBIT 10.20


                        SALES REPRESENTATION AGREEMENT

        THIS AGREEMENT, made this 1st day of January, 1995, between ARROW MOLDED PLASTICS, INC. an Ohio corporation having its principal office at 600
S. Clinton, Circleville, Ohio 43113 (hereinafter referred to as "Principal"), and MTH SALES, a sole proprietorship, having its principal office at 3202 Ravinewood, Commerce Twp., MI. 48382. MTH SALES is a wholly owned company of Michael T. Heneka and is hereinafter referred to as "Agent".

        WITNESSETH:

1. A. Principal hereby appoints Agent as its exclusive sales representative (to the exclusion of all others, including in such exclusion, without limitation, Principal) to represent Principal in the sale of all of its products (the "Products") as listed on Exhibit A, which is part hereof, to the Customers as shown on Exhibit B, which is a part hereof, regardless of the destination to which any Customer directs the shipment be made.


        B. Agent agrees that so long as Agent is acting as sales representative for Principal hereunder, Agent shall not act as sales representative for any other company.

        C. Orders shall be solicited by Agent subject to acceptance by Principal.

        D. Agent shall exercise its best efforts hereunder in behalf of Principal, and Principal recognizes that Agent's undertaking to exercise such best efforts means that Agent shall endeavor, by working with all departments and personnel of prospective purchasers of the Products, to obtain for Principal opportunities to quote its prices, terms and conditions of sale to prospective purchasers of the Products; to solicit for Principal from prospective purchasers of the Products invitations to make such quotations; and to keep Principal advised, to the extent known to Agent, of prices, terms and conditions of sale against which Principal must compete.

2. A. Agent is an independent contractor engaged in the business of exclusive sales representation and shall act as such hereunder.

        B. Agent shall bear all expenses incurred by it in acting hereunder including, without limitation of the generality of the foregoing, all of its travel and entertainment. Travel outside the U.S. occasioned by the customer shall be the responsibility of the Principal, only if Principal is notified in writing and approves such travel in advance.

3. A. As compensation for its services herewith, Agent shall be paid as follows:

            (1) Effective January 1, 1995 Agent will be paid a base amount of $20,000.00 monthly ($240,000/yr.).

            (2) In addition, Agent will be paid a commission of .0032% on the Net Billing of those products shown on Exhibit A invoiced to the customers shown on Exhibit B.

        B. The "Net Billing" shall be deemed to be the gross billing to the Customer less all discounts and allowances, freight, and sales tax, if any. Principal may deduct from subsequent


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commissions payable to Agent any commission paid Agent with respect to Products which the Customer has returned for credit and upon which Principal has properly issued such a credit to the customer.

        C. Agent's said base and earned commission shall be payable to it at its said principal office on or before the 30th day of the calendar month following the month in which Principal invoices the customer for the products.

        D. All commission payments by Principal to Agent shall be accompanied by a detailed schedule, prepared by Principal, showing the specific Customer invoices as to which commission is being paid, and such other detail as shall facilitate the ascertainment of commission accounts between Principal and Agent.

        E. Principal, in its sole discretion, may find the need to hire an account executive to manage the totality of Principal's relationship with Ford. If Principal hires such an individual, Principal shall reduce the compensation payable annually to MTH under this Agreement by the wages (including fringe benefits) paid this individual. This reduction shall not exceed $150,000.00 in any calendar year. This paragraph E. shall lapse one year from this date.

4. A. The term of this Agreement is for five (5) years from and after January 1, 1995. Commencing January 1, 2000, this Agreement shall be automatically extended for successive one (1) year periods unless terminated by written notice by either party to the other given at least thirty (30) days prior to the commencement of each such one (1) year period.

        B. In the event of such termination, Principal shall continue to pay Agent its regular commission as if this Agreement had not been terminated on all shipments of the products made by Principal during the eighteen (18) months following the effective date of termination, except see C. (3) below which shall control.

        C. Agent shall continue to service the Customers until the effective date of termination, but Agent shall have no further obligations of any kind to Principal after the effective date of termination except otherwise expressly stated herein.

            (1) If the employment terminates because of death or permanent disability, and if Principal terminates this Agreement under this paragraph, Principal shall continue to pay Agent its base and commissions hereunder for twelve (12) months following the effective date of termination and then Principal obligations shall otherwise cease.

            (2) If Principal terminates Agent for any reason other than as stated in Subparagraph (1) above, Principal shall continue to pay Agent its commissions hereunder as if this Agreement had not been terminated on all net billings invoiced by Principal during the eighteen (18) calendar months following the effective date of such termination by Principal under this paragraph.

            (3) If Agent terminates this contract for any reason both parties obligations shall cease immediately.


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        C.  No modification hereof shall be deemed effective unless in writing.
All amendments to this Agreement, to be valid, shall be in the writing and signed by a person authorized to sign in behalf of the respective parties.

        D. Waiver of breach of this Agreement shall not extend to or prejudice any rights in respect of future breach.

        E. Any notice required under this Agreement to be in writing shall be deemed given when mailed to the other party by prepaid registered mail at the address specified for such party herein, or at such other address as shall hereafter be designated by written notice of either party.

        F. Each of the individuals signing this Agreement in behalf of their respective corporate parties warrants his authority to do so and warrants that the respective corporate party has duly authorized such execution.

        G. This writing states the entire Agreement of the parties. There are not representations or collateral agreements hereto nor oral agreements and or implied warranties or conditions and no applicable trade usage's or customs, the entire Agreement being as herein stated.


                                                     ARROW MOLDED PLASTICS, INC.
ATTEST:

    Gary E. Borushko                          By:   Richard J. Nash
----------------------------------               ------------------------------
                                                     AUTHORIZED OFFICER




ATTEST:                                              MTH SALES, INC.



                                              By:   Michael T. Heneka
----------------------------------               ------------------------------
                                                      Its Owner




DATE:
      ----------------------------


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                                   EXHIBIT A

                                  THE PRODUCTS

     All injection-molded plastic products, exclusive of those products that are generally considered to be exterior or functional unless agreed upon in advance.

     Not included are:

        Injection molded parts other than plastic

        Fiberglass parts

        Bulk Molded Parts

        RIM parts

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                                   EXHIBIT B

                                 THE CUSTOMERS


FORD MOTOR COMPANY, as follows:

        NAAO-INTERIOR TRIM

        EAO-INTERIOR TRIM

        PTPD-also known as ACD-Automotive Components Division

        NAAO-Exterior for applications agreed upon in advance and reduced to writing.



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